As filed with the Securities and Exchange Commission
                               on August 25, 2005
                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              OCEAN BIO-CHEM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          FLORIDA                                                59-1564329
        ----------                                               -----------
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                4041 SW 47 Avenue, Fort Lauderdale, Florida 33314
                -------------------------------------------------
                    (Address of Principal Executive Offices)

                           Peter G. Dornau, President
                              Ocean Bio-Chem, Inc.
                                4041 SW 47 Avenue
                         Fort Lauderdale, Florida 33314
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (954) 587-6280
                                 ---------------
          (Telephone Number, including Area Code of Agent for Service)

            With a copy to Laz L. Schneider, Esq., Berger Singerman,
                    350 East Las Olas Boulevard, Suite 1000,
                         Fort Lauderdale, Florida 33301

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

  Title of                                   Proposed       Proposed
Securities                    Amount          Maximum        Maximum     Amount of
  to be                        to be       Offering Price   Aggregate   Registration
Registered                 Registered(1)    Per Share(2)   Market Price     Fee
-------------------------------------------------------------------------------

Ocean Bio-Chem, Inc.
$.01 par value             159,500         $1.31            $208,945      $25.00
Common Stock
-------------------------------------------------------------------------------


     (1) This Registration Statement also registers the offer and sale of an indeterminate number of additional shares of Common Stock of the Registrant that may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchanges of shares or other similar events.

     (2) Estimated solely for the purpose of calculating the amount of the Registration Fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based on the average high and low sales price of the Ocean Bio-Chem, Inc. Common Stock on July 31, 2005.

  THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") IN ACCORDANCE WITH
  SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND RULES 456 AND 462 PROMULGATED THEREUNDER.
                                     PART I

                                EXPLANATORY NOTE

     Ocean Bio-Chem, Inc. ("we," "us" or the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Act"), to register shares of Common Stock, $.01 par value, of the Company issued to employees of the Company pursuant to the Company's 1994 Incentive Stock Option Plan (the "Plan").

     This Registration Statement contains two parts. The first part contains a reoffer Prospectus prepared in accordance with the requirements of Part I of Form S-3 pursuant to Section C of the General Instructions to Form S-8. The reoffer Prospectus may be used for reofferings and resales on a continuous or delayed basis in the future of "control securities" which have been or may be issued pursuant to the Plan to employees of the Company who may be considered affiliates as defined by Rule 405 under the Act.

     The second part contains "Information Required in the Registration Statement" pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the information relating to the Plan specified by Part I is not filed with the Securities and Exchange Commission (the "Commission"), but documents containing such information have been or will be sent or given to employees and directors as specified by Rule 428(b)(1). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a Prospectus that meets the requirements of Section 10(a) of the Act.

The Company is a "small business issuer" as defined in Regulation S-B, and the disclosures made herein comply with the requirements of Regulation S-B.

                                   PROSPECTUS

                              Ocean Bio-Chem, Inc.

                                 159,500 Shares
                                  Common Stock
                                ($.01 par value)
                            ----------------------

     Certain of our stockholders are using this Prospectus to offer up to 159,500 shares of our Common Stock, $.01 par value (the "Shares") that they received from us pursuant to the Ocean Bio-Chem, Inc. 1994 Incentive Stock Option Plan (collectively, the "Plan"). Some of these stockholders may be considered our "affiliates," as defined in Rule 405 under the Securities Act of 1933, as amended.

     We expect that sales made pursuant to this Prospectus will be made:

     -- in broker's transactions;

     -- in transactions directly with market makers; or

     -- in negotiated sales or otherwise.

     The selling stockholders will determine when they will sell their Shares, and in all cases they will sell their Shares at the current market price or at prices negotiated at the time of the sale. We will not receive any proceeds from these sales, although we have received cash from the sale of the Shares to selling shareholders who exercised options received under the Plans to acquire the Shares. All expenses incurred in connection with the preparation and filing of this Prospectus and related Registration Statement are being borne by us.

     The brokers and dealers the selling stockholders utilize in selling these Shares may receive compensation in the form of underwriting discounts, concessions, or commissions from the sellers or purchasers of the Shares. Any compensation may exceed customary commissions. The selling stockholders and the brokers and dealers they utilize may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of Shares may be considered to be underwriting compensation.

     The Shares are listed on the NASDAQ under the symbol "OCBI." The last reported sale price of the Shares as reported on NASDAQ was $1.35 per share on August 1, 2005.

     Our principal executive offices are located at 4041 SW 47 Avenue, Fort Lauderdale, Florida 33314, our telephone number is (954) 587-6280.

                             ----------------------

     This investment involves risks. See the "Risk Factors" section beginning on page 9.

                             ----------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                    This Prospectus is dated August 25, 2005.

TABLE OF CONTENTS
                                                     Page
                                                     ----
Available Information                                  4
Incorporation of Certain Documents
     by Reference                                    4-5

Risk Factors                                           5
Our Company                                          5-6
Selling Stockholders                                 6-7
Plan of Distribution                                   7
Use of Proceeds                                        8
Expenses                                               8
Experts                                                8
Certain Forward-Looking Statements                     8

     This Prospectus contains information concerning the Company, but does not contain all of the information set forth in the Registration Statement and its Exhibits, which the Company has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is made.

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall under any circumstances, create any implication that there have not been changes in the affairs of the Company since the date of this Prospectus.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act we are required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of that site is http://www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

     This Prospectus omits certain of the information contained in the Registration Statement of which this Prospectus is a part (the "Registration Statement"), covering Shares offered under this Prospectus. Pursuant to the Securities Act, the Registration Statement is on file with the Commission. For further information with respect to us and the Shares offered under this Prospectus, reference is made to the Registration Statement, including the exhibits incorporated therein by reference or filed therewith. Statements contained in this Prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the Registration Statement or elsewhere. The Registration Statement and the exhibits may be inspected without charge at the offices of the Commission or copies obtained at prescribed rates from the public reference section of the Commission at the address set forth above.

     The Company will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that is incorporated by reference into the Prospectus but not delivered with the Prospectus, upon written or oral request, at no cost to the person requesting it. Please direct all requests to Mr. Edward Anchel at Ocean Bio-Chem, Inc., 4041 SW 47 Avenue, Fort Lauderdale, Florida 33314,

     You should rely only on the information contained in or incorporated by reference into this Prospectus. We have not authorized anyone to provide you with information different from that contained in and specifically incorporated by reference into this Prospectus. This Prospectus is an offer to sell, or a solicitation of offer to buy shares of Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of Common Stock.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by us with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

     1. Our Annual Report on Form 10-K for the year ended December 31, 2004;

     2. Our Proxy Statement for the Annual Meeting of Shareholders held on June 01, 2005.

     3. Our quarterly reports on Form 10-Q for the quarters ended March 31, and June 30, 2005.

     4. The description of our Common Stock contained in our Registration Statement on Form S-18 filed on March 26, 1981, including any amendments or reports filed for the purpose of updating that description.

     5. All documents filed by us pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") subsequent to the date of this Prospectus and before the termination of this offering shall be deemed to be incorporated by reference and a part of this Prospectus from the date on which such documents are filed.

     For purposes of this Prospectus, any statement in a document incorporated or deemed incorporated by reference is modified or superseded to the extent that a statement in this Prospectus, or in any subsequently filed document which is or is deemed to be incorporated by reference, modifies or supersedes it. Any statement so modified or superseded is not, except as so modified or superseded, to constitute a part of this Prospectus.

                                  RISK FACTORS

     Before you invest in our Common Stock, you should consider carefully the following risk factors and cautionary statements, as well as other information set forth in and incorporated by reference into this prospectus. If any of the following risks actually occur, our business, financial condition or results of operation may suffer. As a result, the trading price of our Common Stock could decline, and you could lose a substantial portion of the money you paid to buy our Common Stock. The risks and uncertainties we describe below are not the only ones we face. Additional risks and uncertainties that we do not currently know or that we currently believe to be immaterial may also adversely affect our business.

     1. We are engaged in a very competitive business. We have several national and regional competitors in the marine market place. The competition is based on brand recognition, price, service and the ability to deliver products on a timely basis.

     2. There are many entities in the automotive market place, both national and regional which compete with us. Many of these competitors are more established and have greater financial resources. We must compete on the basis of brand recognition, price, service and the ability to deliver products on a timely basis with larger and financially stronger competitors.

     3. We also have competitors in the recreational vehicle appearance and maintenance market. Our competitors are national and regional and we must compete in a similar manner as our competition the marine market.

     4. Our five largest customers represented approximately 55%, of consolidated gross revenues for the years ended December 31, 2004 and 2003; and 77% and 76% of consolidated accounts receivable at December 31, 2004 and 2003, respectively. We have had a longstanding relationship with each of these entities and have always collected open receivable balances. However, the loss of any of these customers could have an adverse impact on our operations.

     5. Certain aspects of the company business, primarily in the marine industry are greatly influenced by the economy and the weather. A bad economy directly impacts our sales to the recreational boating public and cold or other inclement weather either delays the start or shortens the length of the boating season and has an adverse impact on our sales.

     6. We depend on the delivery of quality products on a timely basis on both our own manufactured capacity as well as our third party suppliers. If our manufacturing facilities or any of our suppliers' facilities are unable to timely meet demand, the company's sales and reputation would be damaged.

     7. As manufacturers of products, we are exposed to products liability claims and lawsuits.

     8. We depend upon the continued services of a small number of executives, and the loss of any of those executives could create a void in management that we are unable to fill with a person having appropriate expertise and experience with our business.

                                   OUR COMPANY

     We were organized on November 13, 1973 under the laws of the state of Florida. We are principally engaged in the manufacturing, marketing and distribution of a broad line of appearance and maintenance products for boats, recreational vehicles, automotive and aircraft under the "Star brite" name within the United States of America and Canada. In addition, we produce private label formulations of many of our products for various customers as well as custom blending and packaging services of these and other products to customer specifications.

     Examples of products which we manufacture and market are:

     Marine: The Marine line consists of polishes, cleaners, protectants and waxes of various formulations. The line also includes various vinyl protectants, cleaners, teak cleaners, teak oils, bilge cleaners, hull cleaners, silicone sealants, polyurethane sealants, polysulfide sealants, gasket materials, lubricants, antifouling additives and anti-freeze coolants. In addition, we manufacture a line of brushes, poles and tie-downs.

     Automotive: We manufacture a line of automotive products under the Star brite brand name including brake and transmission fluids, hydraulic, gear and motor oils, and related items. In addition, antifreeze and windshield washes are produced in varying formulations both under the Star brite brand as well as private labeled for customers. We have a line of automotive polishes, cleaners and associated appearance items.

     Recreational vehicle: The recreational vehicle products are made up of cleaners, polishes, detergents, fabric cleaners and protectors, silicone sealants, waterproofers, gasket materials, degreasers, vinyl cleaners, protectors and anti-freeze coolants.

     Aircraft: The Aircraft product line consists primarily of polishes and cleaners.

     We manufacture the majority of our products but we also contract with unrelated companies to package other products which are manufactured to the our specifications, using our provided formulas.

     Our marine products and recreational vehicle products are sold through national mass merchandisers such as Wal-Mart and Home Depot and through specialized marine retailers such as West Marine and Boater's World. Our customers also include distributors who in turn sell our products to specialized retail outlets for a specific market.

                              SELLING STOCKHOLDERS

     This Prospectus relates to shares of Common Stock that are being registered for reoffers and resale by selling stockholders who have acquired shares of Common Stock pursuant to the Plans. Some of the selling stockholders may be deemed "affiliates" of the Company. An "affiliate" is defined under the Securities Act as "a person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with" Ocean Bio-Chem, Inc. The selling stockholders may resell any or all of the shares of Common Stock at any time while this Prospectus is effective.

     All selling stockholders, except Peter G. Dornau and Gregor M. Dornau have informed us of an intent to sell their shares. The inclusion of the shares of Common Stock in the table below does not constitute a commitment to sell any shares.

     The information in the table below is based on information available to us as of July 31, 2005:

                                                   Number of                              Number of
                                                   Shares Offered                         Shares Owned
                                                   by the Selling      Number of          after the           Percent of
Name                  Position            Plan     Stockholders(1)     Shares Owned (2)   Offering (3)     Shares Owned (4)
----                  --------            ----     ---------------     ----------------   ------------     ----------------
Peter G. Dornau       President, Chief
                      Executive Officer    1994        27,500             2,820,368         2,820,368            46.78%(5)
                      and Director

Edward Anchel         Vice President -
                      Finance, Chief
                      Financial Officer    1994        27,500               253,451           225,951            3.75%
                      and Director

                                       6

Jeffrey J. Tieger     Vice President,
                      Secretary and        1994        27,500               244,280           216,780             3.60%
                      Director

Gregor M. Dornau      Vice President       1994        22,000               198,780           198,780             3.30%(5)

Jean Paul Kitzinger                        1994        27,500                48,500            21,000              .35%

Jerry Pittman                              1994        27,500                53,309            25,809              .43%



     (1) Represents the number of shares purchased under the Plan by such person and registered for sale.

     (2) For each selling stockholder this includes (i) shares of our Common Stock owned as of July 31, 2005, (ii) shares of our Common Stock underlying options which are exercisable within sixty (60) days of July 31, 2005, and (iii) shares of our Common Stock underlying options granted by the company, whether or not exercisable as of, or within sixty (60) days of July 31, 2005.

     (3) Assumes the sale of all shares eligible to be sold.

     (4) Percentages are after the contemplated sale of all shares eligible to be sold.

     (5) Peter G. Dornau and Gregor M. Dornau, his son, are parties to a Voting Trust Agreement pursuant to which Peter G. Dornau is entitled to voting rights of all shares owned by Gregor M. Dornau.



                              PLAN OF DISTRIBUTION

     The selling stockholders may sell registered Shares in any of the following ways:

     -- through dealers;

     -- through agents; or

     -- directly to one or more purchasers.

     The distribution of the Shares may be effected from time to time in one or more transactions (which may involve crosses or block transactions):

     -- on the NASDAQ in transactions pursuant to and in accordance with the rules of such exchange;

     -- in the over-the-counter market; or

     -- in transactions other than on such exchange or in the over-the-counter market, or a combination of such transactions.

     Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling stockholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or commissions from purchasers of Shares for whom they may act as agent. The selling stockholders and any broker-dealers or agents that participate in the distribution of Shares by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act. Affiliates of one or more selling stockholders may act as principal or agent in connection with the offer or sale of Shares by the selling stockholders.



                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the selling stockholders.

                                    EXPENSES

     All expenses of this offering, including the expenses of the registration of the Shares of Common Stock offered by the selling stockholders, will be borne by us. It is estimated that the total amount of such expense will not exceed $15,000.00.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Levi Cahlin & Co. and Berkovits, Lago and Company, LLP, and have been so incorporated in reliance on the reports of Levi Cahlin & Co. and Berkovits, Lago and Company, LLP, independent registered accountants, given on the authority of said firms as experts in auditing and accounting.

                       CERTAIN FORWARD-LOOKING STATEMENTS

     Except for any historical information contained herein, the matters discussed in this Prospectus contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, future financial performance, developments and business strategies.

     In some instances, these forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. Some of the forward-looking statements appear in the sections entitled "Risk Factors," "Plan of Distribution and "Selling Shareholders"; and elsewhere included or incorporated by reference into the Prospectus.

     Forward-looking statements are only predications. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements include, among others, the risks outlined in the "Risk Factors" section of this Prospectus, economic downturns; terrorist acts upon the United States; threat of or actual war; unfavorable weather conditions; our ability to integrate and successfully operate future acquisitions; and other future events. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

     If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Given these uncertainties, users of the information included in this Prospectus, including investors and prospective investors, are cautioned not to place undue reliance on such forward-looking statements. We will not update these forward-looking statements, even if new information, future events or other circumstances have made them incorrect or misleading.

         INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS

     Pursuant to Section 607.0831 of the Florida Business Corporation Act ("FBCA") the Company's officers and directors are not personally liable to the Company or any person for action taken by them unless the officer or director commits certain violations or engages in certain improper conduct set forth in

FBCA Section 607.0850. In addition, FBCA Section 607.0850 permits the Company to indemnify its officers and directors, and the Company's bylaws provide that the Company shall indemnify its officers and directors and former officers and directors to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                    INFORMATION REQUIRED IN 10(a) PROSPECTUS

     Item 1. Plan Information.*

     Item 2. Registrant Information and Employee Plan Annual Information.*

     *The information required by Items 1 and 2 of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by Reference with this Registration
Statement:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 2004.

     2. The Company's Proxy Statement for the Annual Meeting of Shareholders held on June 01, 2005.

     3. The Company's Quarterly Report on Forms 10-Q for the quarter ended March 31, 2005.

     4. The description of our Common Stock contained in our Registration Statement on Form S-18 filed on March 26, 1981, including amendments and reports filed updating that description.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

     Item 4. Description of Securities.

     The Company is authorized to issue up to 10,000,000 shares of Common Stock, par value $.01 per share. The holders of such shares of Common Stock are entitled to one (1) vote for each share held as of a record date for matters submitted to a vote of shareholders. There is no cumulative voting for election of directors. Holders of Common Stock are entitled to receive ratably any dividends declared by the Board of Directors out of funds legally available therefore, and, upon a liquidation, dissolution, or winding up of the Company are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends, if any. Holders of Common Stock have no pre-emptive rights and have no rights to convert their Common Stock to any other securities. The outstanding Common Stock is, and the Common Stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

     Item 5. Interests of Named Experts and Counsel.

     Validity of the Common Stock offered hereby and certain other legal matters will be passed upon for the Company by Berger Singerman, Attorneys at Law, 350 East Las Olas Boulevard, Suite 1000, Fort Lauderdale, Florida 33301. Mr. Schneider, a director of the Company, and the holder of options to purchase 30,000 shares of the Company's Stock, is a shareholder of Berger Singerman.

     The Financial Statements of the Company as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002 which have been incorporated herein by reference to the Form 10-K of the Company were audited by, and filed in reliance upon the reports of Levi Cahlin & Co., 20590 West Dixie Highway, North Miami Beach, Florida 33180 and Berkovits, Lago and Company, LLP, Certified Public Accountants, 8211 West Broward Boulevard, Suite 340, Plantation, Florida 33324.

     Item 6. Indemnification of Directors and Officers.

     FLORIDA BUSINESS CORPORATION ACT. Section 607.0831 of the Florida Business Corporation Act (the "Florida Act") provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for an improper distribution; (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

     Section 607.0850 of the Florida Act provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer or employee or agent of the corporation against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 607.0850 also provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.

     Section 607.0850 further provides that such indemnification may be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this provision in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 607.0850 further provides that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein,  he shall be  indemnified  against  expenses  actually  and  reasonably
incurred  by  him  in  connection   therewith.   Under  Section  607.0850,   any
indemnification under the foregoing provisions, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct. In addition to the foregoing, Section
607.0850 permits a corporation further to indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) a transaction in violation of Florida Statutes 607.0834 (unlawful distributions to shareholders), or (4) willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination by the corporation in a specific case, a director, officer, employee or agent of the corporation who is or was a party to a proceeding may apply for indemnification to the appropriate court and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

     Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

     BY-LAWS. The Registrant's by-laws provide that it shall indemnify its officers and directors and former officers and directors to the full extent permitted by law.

     DIRECTOR AND OFFICER LIABILITY INSURANCE. The Registrant's directors and officers are covered by insurance policies indemnifying them against certain liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the Exchange Act), which might be incurred by them in such capacities.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.


     4(a) Ocean Bio-Chem, Inc. 1994 Incentive Stock Option Plan incorporated by reference to Form S-8 filed by the Ocean Bio-Chem, Inc. on February 02, 2004.

     23(a) Consent of Levi Cahlin & Co.

     23(b) Consent of Berkovits, Lago and Company, LLP.



     Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

     (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     4. The  undersigned  Registrant  hereby  undertakes  that,  for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 25th day of August , 2005.
                              OCEAN BIO-CHEM, INC.

                              By:/s/ Peter G. Dornau
                                 ----------------------------------
                                     Peter G. Dornau, President and
                                     Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the this 25th day of August , 2005.

Signature                                              Title
----------------------                     -------------------------------------
(a)  Chief Executive Officer

/s/ Peter G. Dornau
----------------------
Peter G. Dornau                            President, Chairman of the Board,
                                           Chief Executive Officer and Director
(b)  Chief Financial Officer

/s/ Edward Anchel
----------------------
Edward Anchel                              Vice President-Finance, Chief
                                           Financial Officer and Director
(c)  Directors

/s/ Peter G. Dornau                        Director
----------------------
Peter G. Dornau

/s/ Edward Anchel                          Director
----------------------
Edward Anchel

/s/ Jeffrey Tieger                         Director
----------------------
Jeffrey Tieger

/s/ Laz L. Schneider                       Director
----------------------
Laz L. Schneider

/s/ James Kolisch
----------------------                     Director
James Kolisch

/s/ John B. Turner                         Director
----------------------
John B. Turner

/s/ Sonia B. Beard                         Director
----------------------
Sonia B. Beard

     Pursuant to the requirements of the Securities Act of 1933, the Trustees (or other persons who administer the employee benefits plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Fort Lauderdale, State of Florida on this 25th day of August, 2005.



                    Ocean Bio-Chem, Inc. 1994 Incentive Stock
                                   Option Plan

                                           By:/s/ Peter G. Dornau
                                              ----------------------------------
                                                  Peter G. Dornau, Trustee

                                           By:/s/ Edward Anchel
                                              ----------------------------------
                                                  Edward Anchel, Trustee

                                  Exhibit Index

     Exhibit Number

     4(a) Ocean Bio-Chem, Inc. 1994 Incentive Stock Option Plan incorporated by reference to Form S-8 filed by the Ocean Bio-Chem, Inc. on June 24, 1994.

     23(a) Consent of Levi Cahlin & Co.

     23(b) Consent of Berkovits, Lago and Company, LLP.

Exhibit 23(a)

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in Ocean Bio-Chem, Inc.'s 1994 Incentive Stock Option Plan's Registration Statement on Form S-8 of our report dated March 8, 2005 relating to the consolidated financial statements which appear in Ocean Bio-Chem, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

LEVI, CAHLIN & CO.
North Miami Beach, Florida
August 25, 2005

Exhibit 23(b)

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in Ocean Bio-Chem, Inc.'s 1994 Incentive Stock Option Plan's Registration Statement on Form S-8 of our report dated March 25, 2004 relating to the consolidated financial statements as of December 31, 2003 and for the years ended December 31, 2003 and 2002 which appear in Ocean Bio-Chem, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

BERKOVITS, LAGO AND COMPANY, LLP
Fort Lauderdale, Florida
August 25, 2005

                                POWER OF ATTORNEY

               For Registration Statement of Ocean Bio-Chem, Inc.

     KNOW BY THESE PRESENTS, That each of the undersigned directors and officers of Ocean Bio-Chem, Inc., a Florida corporation (the "Company"), which proposes to file with the Securities and Exchange Commission, Washington, DC ("SEC") under the provisions of the Securities Act of 1933, as amended (the "Act"), a new S-8 Registration Statement and one or more post-effective amendments ("Registration Documents") to register under said Act an additional 159,500 shares of the Common Stock of the Company to be used in connection with the Company's Plan, hereby constitutes and appoints Edward Anchel his true and lawful attorney-in-fact and agent, with full power to act as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign the Registration Documents and to file the same with all exhibits thereto and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hand 25th day of August, 2005.


Signatures                                                    Titles

/s/ Peter G. Dornau                    President, Chief Executive Officer
----------------------                 and Director
Peter G. Dornau


/s/ Edward Anchel                      Vice President-Finance, Chief
----------------------                 Financial Officer and Director
Edward Anchel


/s/ Jeffrey Tieger                     Vice President, Secretary and Director
----------------------
Jeffrey Tieger


/s/ Laz L. Schneider                   Director
----------------------
Laz L.Schneider

/s/ James M.Kolisch                    Director
----------------------
James M. Kolisch

/s/ John B. Turner                     Director
------------------
John B. Turner

/s/ Sonia B. Beard                     Director
------------------
Sonia B. Beard